EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-78607 and No. 333-8522 on Form S-8 of our report dated December 22, 2005, (December 21, 2006 and May 19, 2006 as to the effects of the restatements described in the first and second paragraphs, respectively, in Note 26) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the restatements discussed in Note 26) appearing in this Annual Report on Form 10-K of Pocahontas Bancorp, Inc. for the year ended September 30, 2006.

Little Rock, Arkansas
December 28, 2006